Exhibit 15.2

July 30, 2026
The Board of Directors and Shareholder of Idaho Power Company
1221 W. Idaho Street
Boise, Idaho 83702
We are aware that our report dated July 30, 2026, on our review of the interim financial information of Idaho Power Company appearing in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, is incorporated by reference in Registration Statement No. 333-66496 on Form S-8 and Registration Statement No. 333-285140-01 on Form S-3.

/s/ DELOITTE & TOUCHE LLP

Boise, Idaho